UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2005

WELLCHOICE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31513	71-0901607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 West 42nd Street New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 476-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-1 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

At its March 9, 2005 meeting, the Compensation Committee of the Board of Directors of WellChoice, Inc. (the “Company”) approved special incentive performance cash awards to the following executive officers of the Company: Michael A. Stocker, MD, President and Chief Executive Officer; Gloria M. McCarthy, Executive Vice President and Chief Operating Officer; John W. Remshard, Senior Vice President and Chief Financial Officer; Linda V. Tiano, Senior Vice President and General Counsel; and Jason N. Gorevic, Senior Vice President, Chief Sales and Marketing Officer, in recognition of their individual contributions to the Company’s success and enhancement of stockholder value. The foregoing awards are in addition to the payments that these executives are scheduled to receive under the Company’s 2004 Annual Executive Incentive Compensation Plan (the “2004 Plan”) as they are based upon individual contributions rather than the weighted average numerical corporate score or multiplier of the objective performance measures under the 2004 Plan.

The following table sets forth the bonus amounts scheduled to be paid to these executives in respect of 2004 performance:

Name	Special Incentive Performance Cash Award	Bonus under the 2004 Plan	Total Bonus in respect of 2004
Michael A. Stocker, MD	$193,725	$481,275	$675,000
Gloria M. McCarthy	$94,710	$235,290	$330,000
John W. Remshard	$78,925	$196,075	$275,000
Linda V. Tiano	$75,768	$188,232	$264,000
Jason N. Gorevic	$43,050	$106,950	$150,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCHOICE, INC. (Registrant)

Date: March 15, 2005	By:	/S/ LINDA TIANO
	Name:	Linda Tiano
	Title:	Senior Vice President and
General Counsel